UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2004

ACLARA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29975	94-3222727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1288 Pear Avenue, Mountain View, California 94043

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 210-1200

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On May 28, 2004, ACLARA BioSciences, Inc. (“ACLARA”), ViroLogic, Inc., Apollo Acquisition Sub, Inc. and Apollo Merger Subsidiary, LLC entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). In connection with the execution of the Merger Agreement, on May 28, 2004, ACLARA and Mellon Investor Services LLC, acting as the rights agent, executed an Amendment (the “First Amendment”) to ACLARA’s Rights Agreement, dated as of March 16, 2001 (the “Rights Agreement”).

On June 11, 2004, ACLARA and Mellon Investor Services LLC executed the Second Amendment to the Rights Agreement (the “Second Amendment”). The First Amendment is attached hereto as Exhibit 4.1 and is incorporated into this report as if fully set forth herein. The Second Amendment is attached hereto as Exhibit 4.2 and is incorporated into this report as if fully set forth herein.

ITEM 7. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

The following exhibits are filed with this Form 8-K.

Number	Exhibit
4.1	Amendment to the Rights Agreement, dated as of May 28, 2004, by and between ACLARA BioSciences, Inc., a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company.

4.2	Second Amendment to the Rights Agreement, dated as of June 11, 2004, by and between ACLARA BioSciences, Inc., a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARA BIOSCIENCES, INC.

Dated: June 11, 2004	By:	/s/ Alfred Merriweather
Alfred Merriweather
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment to the Rights Agreement, dated as of May 28, 2004, by and between ACLARA BioSciences, Inc., a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company.

4.2	Second Amendment to the Rights Agreement, dated as of June 11, 2004, by and between ACLARA BioSciences, Inc., a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company.